Exhibit 23

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements, as listed below, of Capital One Financial Corporation and in the related Prospectuses, where applicable, of our report dated January 21, 2004, with respect to the consolidated financial statements of Capital One Financial Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

Registration Statement Number	Form	Description
33-80263	Form S-8	Marketing and Management Services Agreement
33-86986	Form S-8	1994 Stock Incentive Plan
33-91790	Form S-8	1995 Non-Employee Directors Stock Incentive Plan
33-97032	Form S-8	Amendment to 1994 Stock Incentive Plan
33-99748	Form S-3	Dividend Reinvestment and Stock Purchase Plan
333-42853	Form S-8	1994 Stock Incentive Plan
333-51637	Form S-8	1994 Stock Incentive Plan
333-57317	Form S-8	1994 Stock Incentive Plan
1998 Special Option Program
333-60831	Form S-3	Acquisition of Summit Acceptance Corporation
333-78067	Form S-8	1994 Stock Incentive Plan
333-78609	Form S-8	1999 Stock Incentive Plan
333-78635	Form S-8	1999 Non-Employee Directors Stock Incentive Plan
333-85227	Form S-3	Debt Securities, Preferred Stock and Common Stock in the amount of $1 billion
333-91327	Form S-8	1994 Stock Incentive Plan
333-92345	Form S-8	1994 Stock Incentive Plan
333-43288	Form S-8	1994 Stock Incentive Plan
333-58628	Form S-8	1994 Stock Incentive Plan
333-61574	Form S-3	Registration of Securities for Resale
333-72822	Form S-8	1994 Stock Incentive Plan
333-72820	Form S-8	1999 Non-Employee Stock Incentive Plan
333-72832	Form S-3	Registration of Securities for Resale by Selling Stockholders in PeopleFirst Acquisition
333-76726	Form S-8	1994 Stock Incentive Plan
333-72820	Form S-8	1999 Non-Employee Directors Stock Incentive Plan
333-82228	Form S-3	Common Stock, Debt Securities, Preferred Stock, Stock Purchase Contracts, and Equity Units in the amount of $1,787,000,000
333-97127	Form S-8	2002 Associate Savings Plan
333-97125	Form S-3	2002 Dividend Reinvestment Stock Purchase Plan
333-97123	Form S-8	2002 Non-Executive Officer Stock Incentive Plan
333-97119	Form S-3	Common Stock, Debt Securities, Preferred Stock, Stock Purchase Contracts & Equity Units in the amount of $2 Billion
333-100488	Form S-8	2002 Associate Stock Purchase Plan

Ernst & Young LLP

McLean, Virginia

March 3, 2004